Exhibit (d)(4)

Schedule A

Funds and Sub-Advised Assets

“Sub-Advised Assets”*	“Fund”
Amplify LQD Investment Grade 12% Target Income ETF	Amplify LQD Investment Grade 12% Target Income ETF
Amplify HYG High Yield 10% Target Income ETF	Amplify HYG High Yield 10% Target Income ETF
Amplify Samsung SOFR ETF (SOFR)	Amplify Samsung SOFR ETF (SOFR)
Amplify Bloomberg U.S. Treasury 12% Premium Income ETF (formerly Amplify Bloomberg U.S. Treasury Target High Income ETF)	Amplify Bloomberg U.S. Treasury 12% Premium Income ETF (formerly Amplify Bloomberg U.S. Treasury Target High Income ETF)
Amplify Samsung U.S. Natural Gas Infrastructure ETF	Amplify Samsung U.S. Natural Gas Infrastructure ETF
Amplify Top 10™ Quantum ETF	Amplify Top 10™ Quantum ETF
Amplify Top 10™ Robotics ETF	Amplify Top 10™ Robotics ETF
Amplify Top 10™ Defense Tech ETF	Amplify Top 10™ Defense Tech ETF
Amplify Top 10™ Space ETF	Amplify Top 10™ Space ETF
Amplify Top 10™ Asia Memory ETF	Amplify Top 10™ Asia Memory ETF
Amplify Top 10™ Nuclear ETF	Amplify Top 10™ Nuclear ETF
Amplify Top 10™ Semiconductors ETF	Amplify Top 10™ Semiconductors ETF
* Where the Sub-Advised Assets is the same as the Fund, the Sub-Advisor sub-advises the entire Fund